Exhibit 99.1
Accenture Reports Strong Third-Quarter Fiscal 2008 Financial Results,
With Record Revenues and EPS
— Revenues increase 20%, to $6.10 billion, with consulting revenues of $3.70 billion and outsourcing revenues of $2.40 billion —
— EPS up 36%, to quarterly record of $0.74;
Company raises full-year EPS outlook to range of $2.63 to $2.65 —
— New bookings of $6.77 billion include record consulting bookings of $3.98 billion —
NEW YORK; June 26, 2008 — Accenture (NYSE: ACN) reported strong financial results for the third quarter of fiscal 2008, ended May 31, with net revenues of $6.10 billion, a year-over-year increase of 20 percent in U.S. dollars and 12 percent in local currency and the highest quarterly net revenues in the company’s history. Consulting and outsourcing revenues were both quarterly records, growing by double digits in U.S. dollars and local currency.
Earnings per share were $0.74, the highest for any quarter in the company’s history and an increase of 36 percent over the third quarter of fiscal 2007, driven largely by strong growth in revenue and operating income. In addition, the company has again raised its outlook for earnings per share for the full fiscal year 2008, to a range of $2.63 to $2.65 from its previously guided range of $2.55 to $2.60.
New bookings were $6.77 billion, with record quarterly consulting bookings of $3.98 billion.
The company grew operating income by 27 percent and expanded its operating margin by 70 basis points over the third quarter last year.
William D. Green, Accenture’s chairman & CEO, said, “Our excellent results in the third quarter include our highest-ever quarterly revenues and earnings per share. In addition, our disciplined approach to managing our diverse and global business enabled us to expand our operating margin, and the solid bookings we achieved demonstrate continued strong global demand for our services, even in markets experiencing difficult economic conditions.
“We continue to benefit from our long-term relationships with our clients, who seek our help in entering new markets, lowering the cost of doing business and managing increased levels of risk as they work to achieve and maintain high performance.  To ensure that we continue to meet and anticipate our clients’ needs, we are investing in technological innovation and expanding our skills and capabilities through both organic growth and tactical acquisitions.  We see strong momentum in our business as we look to the rest of the fiscal year, and we remain focused on delivering value for our clients, and in turn, our shareholders.”

Financial Review
Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2008 were $6.10 billion, compared with $5.08 billion for the third quarter of fiscal 2007, an increase of 20 percent in U.S. dollars and 12 percent in local currency.
▪	Consulting net revenues were $3.70 billion, an increase of 20 percent in U.S. dollars and 12 percent in local currency over the third quarter last year.

▪	Outsourcing net revenues were $2.40 billion, also an increase of 20 percent in U.S. dollars and 12 percent in local currency over the same period last year.
Diluted EPS for the third quarter were $0.74, compared with $0.54 in the third quarter last year, an increase of 36 percent, driven largely by strong growth in revenue and operating income and, to a lesser extent, by favorable foreign-exchange rates, a lower share count and a lower tax rate compared with the third quarter last year.
Operating income increased 27 percent, to $862 million, or 14.1 percent of net revenues, compared with $682 million, or 13.4 percent of net revenues, in the third quarter last year.
Gross margin (gross profit as a percentage of net revenues) was 31.5 percent, compared with 31.7 percent in the third quarter of fiscal 2007.
Selling, general and administrative expenses were $1.06 billion, or 17.3 percent of net revenues, compared with $921 million, or 18.1 percent of net revenues, in the third quarter last year. The reduction as a percentage of net revenues was primarily due to strong revenue growth and the company’s management of general and administrative costs to a growth rate lower than that of its net revenues.
The company’s effective tax rate for the third quarter of fiscal 2008 was 30.8 percent, compared with 33.3 percent in the third quarter last year. The reduction in the effective tax rate compared with the third quarter last year was due primarily to changes in the geographic distribution of income.
Income before minority interest for the third quarter was $608 million, compared with $473 million for the same period of fiscal 2007, an increase of 28 percent.
For the three months ended May 31, 2008, operating cash flow was $1,080 million; property and equipment additions were $66 million; and free cash flow, defined as operating cash flow net of property and equipment additions, was $1,014 million.
Accenture’s total cash balance at May 31, 2008 was $3.33 billion, compared with $3.31 billion at Aug. 31, 2007. Cash combined with $39 million of fixed-income securities classified as investments on the company’s balance sheet was $3.37 billion at May 31, 2008, compared with $3.61 billion at Aug. 31, 2007.  Total debt at May 31, 2008 was $7 million.

New Bookings
New bookings for the third quarter of fiscal 2008 were $6.77 billion.
▪	Consulting bookings were $3.98 billion, or 59 percent of new bookings.

▪	Outsourcing accounted for $2.79 billion, or 41 percent, of new bookings.
Net Revenues by Operating Group
Net revenues for Accenture’s five operating groups were as follows:
▪	Communications & High Tech: $1,388 million, compared with $1,201 million for the third quarter of fiscal 2007, an increase of 16 percent in U.S. dollars and 7 percent in local currency.

▪	Financial Services: $1,303 million, compared with $1,108 million for the same period last year, an increase of 18 percent in U.S. dollars and 8 percent in local currency.

▪	Products: $1,611 million, compared with $1,280 million for the year-ago period, an increase of 26 percent in U.S. dollars and 19 percent in local currency.

▪	Public Service: $756 million, compared with $638 million for the year-ago period, an increase of 19 percent in U.S. dollars and 13 percent in local currency.

▪	Resources: $1,038 million, compared with $850 million for the same period last year, an increase of 22 percent in U.S. dollars and 13 percent in local currency.
Net Revenues by Geographic Region
Net revenues by geographic region were as follows:
▪	Americas: $2,527 million, compared with $2,157 million for the third quarter of fiscal 2007, an increase of 17 percent in U.S. dollars and 14 percent in local currency.

▪	Europe, Middle East and Africa (EMEA): $3,032 million, compared with $2,468 million for the third quarter of fiscal 2007, an increase of 23 percent in U.S. dollars and 11 percent in local currency.

▪	Asia Pacific: $543 million, compared with $457 million for the year-ago period, an increase of 19 percent in U.S. dollars and 6 percent in local currency.
Share Repurchase Activity
During the third quarter of fiscal 2008, Accenture repurchased or redeemed 13.1 million shares for a total of $484 million. At May 31, 2008, Accenture had $3.1 billion of share repurchase authority remaining.

Business Outlook
Fourth Quarter Fiscal 2008
Accenture expects net revenues for the fourth quarter of fiscal 2008 to be in the range of $5.9 billion to $6.1 billion, based on a foreign-exchange uplift of 7 percent to 8 percent.
Fiscal Year 2008
For the full fiscal year 2008, Accenture now expects net revenue growth to be toward the upper end of its previously guided range of 9 percent to 12 percent in local currency. The company has increased its outlook for diluted EPS for the full fiscal year to a range of $2.63 to $2.65 from its previously guided range of $2.55 to $2.60.
The company now expects operating cash flow in the range of $2.58 billion to $2.78 billion; property and equipment additions to be $380 million; and free cash flow in the range of $2.2 billion to $2.4 billion, an increase of $200 million over its previously guided range. The company continues to expect its annual effective tax rate to be in the range of 28 percent to 30 percent.
Given new bookings to date and additional bookings expected in the fourth quarter, Accenture now expects new bookings for fiscal 2008 to be in the range of $25 billion to $26 billion.
Conference Call and Webcast Details
Accenture will host a conference call at 4:30 p.m. EDT today to discuss its third-quarter 2008 financial results. To participate, please dial +1 (800) 288-8968 [+1 (612) 332-0632 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.
A replay and podcast of the conference call will be available online at www.accenture.com for approximately two weeks beginning at 7:00 p.m. EDT Thursday, June 26. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 930162 from 7:00 p.m. EDT Thursday, June 26 through 11:59 p.m. EDT Thursday, July 10, 2008.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. With more than 180,000 people in 49 countries, the company generated net revenues of US$19.70 billion for the fiscal year ended Aug. 31, 2007. Its home page is www.accenture.com.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: our results of operations could be negatively affected if we cannot expand and develop our services and solutions in response to changes in technology and client demand; the consulting, systems integration and technology and outsourcing markets are highly competitive and we might not be able to compete effectively; our results of operations could be affected by economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity; our work with government clients exposes us to additional risks in the government contracting environment; clients may not be satisfied with our services; our business could be negatively affected by legal liability that results from our providing solutions or services; liabilities could arise if our subcontractors or other third parties cannot deliver their project contributions on time or at all; our results of operations could be adversely affected if our clients terminate their contracts with us on short notice; our outsourcing services subject us to operational and financial risk; our results of operations may be adversely affected by the type and level of technology spending by our clients; our profitability may suffer if we are not able to maintain favorable pricing rates and utilization rates, if we cannot control our costs, or if we cannot anticipate the cost and complexity of performing our work; our global operations are subject to complex risks, some of which might be beyond our control; our growth and our ability to compete may be adversely affected if we cannot attract, retain and motivate our employees or efficiently utilize their skills; our business may be adversely affected if we cannot manage the organizational challenges associated with the size and expansion of our company; tax legislation or negative publicity related to Bermuda companies could adversely affect us; consolidation in the industries that we serve could adversely affect our business; the share price of Accenture Ltd Class A common shares could be adversely affected by sales, or the anticipation of future sales, of Class A common shares held by our employees and former employees; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission.  Statements in this press release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
###
Contact:
Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE LTD
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the Three Months Ended May 31,				For the Nine Months Ended May 31,
		% of Net		% of Net		% of Net		% of Net
	2008	Revenues	2007	Revenues	2008	Revenues	2007	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$6,102,059	100%	$5,081,804	100%	$17,387,286	100%	$14,585,730	100%
Reimbursements	491,142		461,880		1,365,495		1,293,666

Revenues	6,593,201		5,543,684		18,752,781		15,879,396

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	4,179,378	68.5%	3,471,962	68.3%	12,106,478	69.6%	10,138,578	69.5%
Reimbursable expenses	491,142		461,880		1,365,495		1,293,666

Cost of services	4,670,520		3,933,842		13,471,973		11,432,244
Sales and marketing	605,582	9.9%	499,529	9.8%	1,665,283	9.6%	1,370,752	9.4%
General and administrative costs	450,590	7.4%	421,946	8.3%	1,370,426	7.9%	1,206,654	8.3%
Reorganization costs, net	4,355		6,838		18,489		19,233

Total operating expenses	5,731,047		4,862,155		16,526,171		14,028,883

OPERATING INCOME	862,154	14.1%	681,529	13.4%	2,226,610	12.8%	1,850,513	12.7%

Gain on investments, net	238		10,146		6,512		13,033
Interest income	23,756		40,641		85,646		111,896
Interest expense	(4,450)		(6,841)		(17,532)		(18,825)
Other expense, net	(3,877)		(16,090)		(348)		(21,989)

INCOME BEFORE INCOME TAXES	877,821	14.4%	709,385	14.0%	2,300,888	13.2%	1,934,628	13.3%

Provision for income taxes	270,250		235,968		653,963		642,818

INCOME BEFORE MINORITY INTEREST	607,571	10.0%	473,417	9.3%	1,646,925	9.5%	1,291,810	8.9%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(133,930)		(121,925)		(377,593)		(349,049)
Minority interest — other (1)	(4,552)		(6,092)		(12,401)		(16,407)

NET INCOME	$469,089	7.7%	$345,400	6.8%	$1,256,931	7.2%	$926,354	6.4%

CALCULATION OF EARNINGS PER SHARE:
Net income	$469,089		$345,400		$1,256,931		$926,354
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	133,930		121,925		377,593		349,049

Net income for diluted earnings per share calculation	$603,019		$467,325		$1,634,524		$1,275,403

EARNINGS PER SHARE:
- Basic	$0.77		$0.57		$2.06		$1.54
- Diluted	$0.74		$0.54		$1.98		$1.47
WEIGHTED AVERAGE SHARES:
- Basic	606,513,399		607,421,151		608,888,487		603,403,840
- Diluted	816,421,753		859,715,775		827,191,207		867,333,374
Cash dividends per share	$—		$—		$0.42		$0.35

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent	Percent of
	For the Three Months Ended		Percent	Increase	Fiscal 2008
	May 31,	May 31,	Increase	Local	Quarterly
	2008	2007	US$	Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$1,387,790	$1,200,761	16%	7%	23%
Financial Services	1,302,942	1,107,506	18%	8%	21%
Products	1,611,009	1,279,838	26%	19%	27%
Public Service	756,348	638,058	19%	13%	12%
Resources	1,037,785	849,673	22%	13%	17%
Other	6,185	5,968	n/m	n/m	—

TOTAL Net Revenues	6,102,059	5,081,804	20%	12%	100%

Reimbursements	491,142	461,880	6%

TOTAL REVENUES	$6,593,201	$5,543,684	19%

GEOGRAPHY
Americas	$2,527,067	$2,157,054	17%	14%	41%
EMEA	3,031,552	2,467,683	23%	11%	50%
Asia Pacific	543,440	457,067	19%	6%	9%

TOTAL Net Revenues	$6,102,059	$5,081,804	20%	12%	100%

TYPE OF WORK
Consulting	$3,701,141	$3,075,681	20%	12%	61%
Outsourcing	2,400,918	2,006,123	20%	12%	39%

TOTAL Net Revenues	$6,102,059	$5,081,804	20%	12%	100%

				Percent	Percent of
	For the Nine Months Ended		Percent	Increase	Fiscal 2008
	May 31,	May 31,	Increase	Local	Total
	2008	2007	US$	Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$4,038,933	$3,383,315	19%	11%	23%
Financial Services	3,756,135	3,225,420	16%	8%	22%
Products	4,522,867	3,639,600	24%	18%	26%
Public Service	2,139,830	1,920,950	11%	6%	12%
Resources	2,912,342	2,400,083	21%	13%	17%
Other	17,179	16,362	n/m	n/m	—

TOTAL Net Revenues	17,387,286	14,585,730	19%	12%	100%

Reimbursements	1,365,495	1,293,666	6%

TOTAL REVENUES	$18,752,781	$15,879,396	18%

GEOGRAPHY
Americas	$7,169,655	$6,290,016	14%	11%	41%
EMEA	8,705,710	7,104,116	23%	12%	50%
Asia Pacific	1,511,921	1,191,598	27%	16%	9%

TOTAL Net Revenues	$17,387,286	$14,585,730	19%	12%	100%

TYPE OF WORK
Consulting	$10,511,188	$8,818,641	19%	11%	60%
Outsourcing	6,876,098	5,767,089	19%	12%	40%

TOTAL Net Revenues	$17,387,286	$14,585,730	19%	12%	100%

n/m = not meaningful

ACCENTURE LTD
OPERATING INCOME BY OPERATING GROUP (OG)
(In thousands of U.S. dollars)
(Unaudited)

	For the Three Months Ended
	May 31, 2008		May 31, 2007
		Percent of		Percent of
	Operating	OG Net	Operating	OG Net	Increase
	Income	Revenues	Income	Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$161,332	12%	$168,021	14%	$(6,689)
Financial Services	189,690	15%	106,144	10%	83,546
Products	253,070	16%	192,813	15%	60,257
Public Service	98,536	13%	74,408	12%	24,128
Resources	159,526	15%	140,143	16%	19,383

Total	$862,154	14.1%	$681,529	13.4%	$180,625

	For the Nine Months Ended
	May 31, 2008		May 31, 2007
		Percent of		Percent of
	Operating	OG Net	Operating	OG Net	Increase
	Income	Revenues	Income	Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$474,290	12%	$416,022	12%	$58,268
Financial Services	512,006	14%	343,845	11%	168,161
Products	634,001	14%	540,223	15%	93,778
Public Service	189,357	9%	195,399	10%	(6,042)
Resources	416,956	14%	355,024	15%	61,932

Total	$2,226,610	12.8%	$1,850,513	12.7%	$376,097

ACCENTURE LTD
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	May 31, 2008	August 31, 2007
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,326,423	$3,314,396
Short-term investments	28,225	231,278
Receivables from clients, net	2,838,388	2,409,299
Unbilled services, net	1,619,980	1,290,035
Other current assets	800,534	726,170

Total current assets	8,613,550	7,971,178

NON-CURRENT ASSETS:
Unbilled services, net	52,544	63,995
Investments	25,085	81,935
Property and equipment, net	819,054	808,069
Other non-current assets	2,407,172	1,821,985

Total non-current assets	3,303,855	2,775,984

TOTAL ASSETS	$11,917,405	$10,747,162

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$4,232	$23,795
Accounts payable	1,008,382	985,071
Deferred revenues	1,851,931	1,785,286
Accrued payroll and related benefits	2,550,400	2,274,098
Other accrued liabilities	1,131,138	1,894,366

Total current liabilities	6,546,083	6,962,616

NON-CURRENT LIABILITIES:
Long-term debt	2,490	2,565
Other non-current liabilities	2,180,690	978,463

Total non-current liabilities	2,183,180	981,028

MINORITY INTEREST	723,828	740,186

SHAREHOLDERS’ EQUITY	2,464,314	2,063,332

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,917,405	$10,747,162

ACCENTURE LTD
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$469,089	$345,400	$1,256,931	$926,354
Depreciation, amortization and asset impairments	118,251	79,482	354,464	328,928
Share-based compensation expense	105,190	82,234	282,111	228,858
Minority interest	138,482	128,017	389,994	365,456
Change in assets and liabilities/Other, net	249,033	342,385	(510,932)	3,928

Net cash provided by operating activities	1,080,045	977,518	1,772,568	1,853,524

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(66,316)	(82,007)	(233,634)	(225,051)
Purchases of businesses and investments, net of cash acquired	(46,850)	(27,949)	(244,468)	(33,616)
Other investing, net	91,822	(71,575)	279,952	142,698

Net cash used in operating activities	(21,344)	(181,531)	(198,150)	(115,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	160,818	146,912	362,986	429,750
Purchases of common shares	(483,973)	(835,182)	(1,652,390)	(1,906,929)
Cash dividends paid	—	—	(333,685)	(293,059)
Other financing, net	(10,488)	2,266	(14,073)	(9,019)

Net cash used in financing activities	(333,643)	(686,004)	(1,637,162)	(1,779,257)
Effect of exchange rate changes on cash and cash equivalents	17,226	23,712	74,771	68,348

NET INCREASE IN CASH AND CASH EQUIVALENTS	742,284	133,695	12,027	26,646

CASH AND CASH EQUIVALENTS, beginning of period	2,584,139	2,959,939	3,314,396	3,066,988

CASH AND CASH EQUIVALENTS, end of period	$3,326,423	$3,093,634	$3,326,423	$3,093,634